Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Alliance Entertainment Holding Corporation

Sunrise, FL

We hereby consent to the use in the Proxy Statement/Prospectus constituting a part of this Registration Statement of our report dated July 11, 2022, relating to the consolidated financial statements of Alliance Entertainment Holding Corporation, which is contained in that Proxy Statement/Prospectus.

We also consent to the reference to us under the caption “Experts” in the Proxy Statement/Prospectus.

/s/ BDO USA, LLP

Fort Lauderdale, Florida

July 11, 2022